Exhibit 99.1

CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Managing Director
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2022 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

WARRENVILLE, Ill. – March 7, 2023 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“We achieved our highest annual revenue since 2019, maintained tight expense control, and made significant progress towards commercializing our Dissolved Gas Infusion (DGITM) technology business segment with respect to technology, market development, and leadership,” said Vincent J. Arnone, President and CEO. “We ended the year in a strong financial position, with $32.7 million in cash and investments, and no long-term debt.

“Our Air Pollution Control (APC) business performed well, driven by approximately $10 million of new project awards announced during 2022, with an emphasis on our ULTRA, SCR and SNCR emissions control solutions both domestically and abroad. During the current first quarter of 2023, we announced $5 million in new APC contract awards which provided a solid start to the year for this segment. We remain encouraged by the pace and depth of new business development within APC which is reflected in a global sales pipeline of $50 - $75 million, much of which is being driven by regulatory requirements, plant expansions, and equipment upgrade requirements. Revenues at our FUEL CHEM® segment declined modestly year-over-year, with segment gross margin essentially unchanged and at historic levels.

“Last week we announced the hiring of William (Bill) Decker as Vice President Water and Wastewater Treatment Technologies. In this newly created role, Bill will lead the growth and development of our DGI technology, including business development, sales and marketing, and new product development and commercialization. Bill brings decades of relevant industry knowledge, contacts, and know-how to DGI and we are excited to work together to usher in the next exciting chapter of Fuel Tech’s growth and evolution.”

Mr. Arnone concluded, “ The outlook for our business segments in 2023 is promising, and we are pursuing a robust pipeline of new business opportunities. We continue to believe that an increasing focus on global emissions protocols across a variety of fuel sources, and the associated legislation that should result from these initiatives will provide avenues of long-term growth and opportunity for our Company. We expect that total revenue for full year 2023 will improve modestly from 2022, driven primarily by improved sales within APC, offset by a slight decline in anticipated results within FUEL CHEM for the current year. With the addition of experienced leadership in support of DGI, we expect to accelerate our water and wastewater treatment activities with an eye towards securing our first contracts this year.”

Q4 2022 Consolidated Results Overview

Consolidated revenues for the fourth quarter ended December 31, 2022 (“Q4 2022”) rose to $7.0 million from $6.5 million in the fourth quarter ended December 31, 2021 (“Q4 2021”), reflecting higher revenues from the FUEL CHEM segment due to climate factors and related improved dispatch levels for the power generation facilities that use our program, offset by lower APC revenues due in large part to the timing of project execution.

Consolidated gross margin for Q4 2022 fell to 42.8% of revenues from 50.2% of revenues in Q4 2021, reflecting changes in product and project mix and increased supply chain costs in our APC segment.

SG&A expenses declined to $3.1 million from $3.2 million in Q4 2021, reflecting lower employee expenses and office and administrative costs relating to our foreign subsidiaries.

Operating loss for the quarter was essentially unchanged at $(0.2) million, reflecting a shift in margin contribution from product mix despite increased revenues and lower operating expenses.

Net loss in Q4 2022 was $(0.4) million, or $(0.01) per share, compared to net loss of $(0.2) million, or $(0.01) per share, in Q4 2021.

Consolidated APC segment backlog at December 31, 2022 was $8.2 million compared to $9.1 million at December 31, 2021.

APC revenues decreased to $2.9 million from $3.1 million in Q4 2021 and gross margin declined to 35.4% of revenue from 55.6% of revenue due to changes in product mix and increased supply chain costs.

FUEL CHEM segment revenues rose to $4.1 million from $3.4 million in Q4 2021, and gross margin improved to 48.1% from 45.3% in Q4 2021.

Adjusted EBITDA loss was $(0.3) million in Q4 2022 compared to Adjusted EBITDA loss of $(0.05) million in Q4 2021.

2022 Full Year Overview

Consolidated revenues for 2022 rose to $26.9 million from $24.3 million, reflecting a 54% increase in APC revenues offset by a 6% decline in FUEL CHEM revenues.

Consolidated gross margin for full year 2022 and 2021 was 43.2% and 49%, respectively, reflecting the factors cited above.

SG&A expenses for 2022 increased to $12.3 million, or 45.6% of revenues, from $12.1 million, or 49.7% of revenues, in 2021.

Operating loss was $(1.5) million in 2022 and 2021.

Net loss for 2022 was $(1.4) million, or $(0.05) per diluted share, compared to a net income of $0.1 million, or $0.00 per diluted share, in 2021. Net income in 2021 included other income of $1.6 million reflecting full forgiveness of the loan proceeds from the Paycheck Protection Program, established pursuant to the CARES Act.

Adjusted EBITDA loss was $(0.9) million in 2022 compared to an Adjusted EBITDA loss of $(.7) million in 2021.

Financial Condition

At December 31, 2022, cash and cash equivalents were $23.3 million, short-term investments were $3.0 million, and long-term investments totaled $6.4 million. Stockholders’ Equity at December 31, 2022 was $44.9 million, or $1.48 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, March, 8, 2023 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●    (877) 423-9820 (Domestic) or

●    (201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

Fuel Tech, Inc.

Consolidated Balance Sheets

(in thousands of dollars, except share and per-share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$23,328	$35,893
Restricted cash	—	891
Short-term investments	2,981	—
Accounts receivable, net	7,729	3,259
Inventories, net	392	348
Prepaid expenses and other current assets	1,395	1,074
Total current assets	35,825	41,465
Property and equipment, net	4,435	4,609
Goodwill	2,116	2,116
Other intangible assets, net	397	448
Restricted cash	—	270
Right-of-use operating lease assets	197	242
Long-term investments	6,360	—
Other assets	794	824
Total assets	$50,124	$49,974
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,710	$1,561
Accrued liabilities:
Operating lease liabilities - current	125	113
Employee compensation	1,105	688
Other accrued liabilities	826	861
Total current liabilities	4,766	3,223
Operating lease liabilities - non-current	66	122
Deferred income taxes	177	139
Other liabilities	274	290
Total liabilities	5,283	3,774
Commitments and contingencies (Note 9)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,272,303 and 31,227,300 shares issued, and 30,296,297 and 30,263,791 shares outstanding in 2022 and 2021, respectively	313	312
Additional paid-in capital	164,422	164,199
Accumulated deficit	(115,956)	(114,549)
Accumulated other comprehensive loss	(1,728)	(1,604)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost (Note 5)	(2,251)	(2,234)
Total stockholders’ equity	44,876	46,200
Total liabilities and stockholders’ equity	$50,124	$49,974

See notes to consolidated financial statements.

Fuel Tech, Inc.

Consolidated Statements of Operations

(in thousands of dollars, except share and per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$7,021	$6,451	$26,941	$24,261
Costs and expenses:
Cost of sales	4,018	3,213	15,298	12,363
Selling, general and administrative	3,074	3,197	12,275	12,055
Research and development	179	262	895	1,332
	7,271	6,672	28,468	25,750
Operating income (loss)	(250)	(221)	(1,527)	(1,489)
Interest expense	(4)	2	(17)	(19)
Interest income	101	(16)	202	6
Other income, net	(204)	104	(46)	1,570
Income (loss) before income taxes	(357)	(240)	(1,388)	68
Income tax expense	(45)	(4)	(54)	(14)
Net income (loss)	$(402)	$(244)	$(1,442)	$54
Net income (loss) per common share:
Basic net income (loss) per common share	$(0.01)	$(0.01)	$(0.05)	$0.00
Diluted net income (loss) per common share	$(0.01)	$(0.01)	$(0.05)	$0.00
Weighted-average number of common shares outstanding:
Basic	30,296,000	30,264,000	30,289,000	29,585,000
Diluted	30,296,000	30,264,000	30,289,000	29,694,000

See notes to consolidated financial statements.

Fuel Tech, Inc.

Consolidated Statements of Comprehensive Loss

(in thousands of dollars)

	For the years ended December 31,
	2022	2021
Net (loss) income	$(1,442)	$54
Other comprehensive loss:
Foreign currency translation adjustments	(124)	(234)
Total other comprehensive loss	(124)	(234)
Comprehensive loss	$(1,566)	$(180)

See notes to consolidated financial statements.

Fuel Tech, Inc.

Consolidated Statements of Cash Flows

(in thousands of dollars)

	For the years ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net (loss) income	$(1,442)	$54
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	352	584
Amortization	88	157
Loss on sale of equipment	—	54
Non-cash interest income on held-to-maturity securities	(5)	—
Provision for doubtful accounts, net of recoveries	(106)	(619)
Deferred income taxes	38	5
Stock-based compensation, net of forfeitures	224	82
Gain of forgiveness on Paycheck Protection Plan Loan	—	(1,556)
Changes in operating assets and liabilities:
Accounts receivable	(4,448)	3,794
Inventories	(45)	(252)
Prepaid expenses, other current assets and other non-current assets	(314)	634
Accounts payable	1,159	(772)
Accrued liabilities and other non-current liabilities	360	(1,404)
Net cash (used in) provided by operating activities	(4,139)	761

INVESTING ACTIVITIES
Purchases of equipment and patents	(206)	(84)
Purchases of debt securities	(9,777)	—
Maturities of debt securities	500	—
Net cash used in investing activities	(9,483)	(84)

FINANCING ACTIVITIES
Proceeds from sale of common stock issued in connection with private placement	—	25,812
Costs related to sale of common stock issued in connection with private placement	—	(1,783)
Taxes paid on behalf of equity award participants	(17)	(52)
Net cash (used in) provided by financing activities	(17)	23,977
Effect of exchange rate fluctuations on cash	(87)	(206)
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,726)	24,448
Cash, cash equivalents and restricted cash at beginning of period	37,054	12,606
Cash, cash equivalents and restricted cash at end of period	$23,328	$37,054

See notes to consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(in thousands of dollars)

(in thousands)

	Air Pollution	FUEL CHEM
Three months ended December 31, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,927	$4,094	$—	$7,021
Cost of sales	(1,892)	(2,126)	—	(4,018)
Gross margin	1,035	1,968	—	3,003
Selling, general and administrative	—	—	(3,074)	(3,074)
Research and development	—	—	(179)	(179)
Operating income (loss) from operations	$1,035	$1,968	$(3,253)	$(250)

	Air Pollution	FUEL CHEM
Three months ended December 31, 2021	Control Segment	Segment	Other	Total
Revenues from external customers	$3,059	$3,392	$—	$6,451
Cost of sales	(1,357)	(1,856)	—	(3,213)
Gross margin	1,702	1,536	—	3,238
Selling, general and administrative	—	—	(3,197)	(3,197)
Research and development	—	—	(262)	(262)
Operating income (loss) from operations	$1,702	$1,536	$(3,459)	$(221)

For the year ended December 31, 2022	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,597	$16,344	$—	$26,941
Cost of sales	(6,924)	(8,374)	—	(15,298)
Gross margin	3,673	7,970	—	11,643
Selling, general and administrative	—	—	(12,275)	(12,275)
Research and development	—	—	(895)	(895)
Operating income (loss) from continuing operations	$3,673	$7,970	$(13,170)	$(1,527)

For the year ended December 31, 2021	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$6,896	$17,365	$—	$24,261
Cost of sales	(3,529)	(8,834)	—	(12,363)
Gross margin	3,367	8,531	—	11,898
Selling, general and administrative	—	—	(12,055)	(12,055)
Research and development	—	—	(1,332)	(1,332)
Operating income (loss) from continuing operations	$3,367	$8,531	$(13,387)	$(1,489)

Fuel Tech, Inc.

Geographic Segment Financial Data

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

For the years ended December 31,	2022	2021
Revenues:
United States	$20,311	$19,515
Foreign	6,630	4,746
	$26,941	$24,261

As of December 31,	2022	2021
Assets:
United States	$47,007	$46,271
Foreign	3,117	3,703
	$50,124	$49,974

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (Loss) Income	$(402)	$(244)	$(1,442)	$54
Interest expense, net	(97)	3	(185)	13
Income tax expense (benefit)	45	4	54	14
Depreciation expense	85	127	352	584
Amortization expense	18	43	88	157
EBITDA	(351)	(67)	(1,133)	822
Gain on Forgiveness of Paycheck Protection Plan loan	-	-	-	(1,566)
Intangible assets abandonment	-	-	-	-
Stock compensation expense	88	21	224	82
ADJUSTED EBITDA	$(263)	$(46)	$(909)	$(662)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.